Exhibit 10.2

FOURTH AMENDED AND RESTATED

180 LIFE SCIENCES CORP.

2022 OMNIBUS INCENTIVE PLAN

Originally Adopted by the Board of Directors on April 26, 2022 and the Stockholders on June 14, 2022

Amended and Restated by the Stockholders on July 6, 2023, February 16, 2024, December 27, 2024 and July 24, 2025

PURPOSES

This Fourth Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), is intended to promote the interests of 180 Life Sciences Corp. (the “Company”) and its Subsidiaries (as defined below) and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its Subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Article I
Definitions

Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.1 “Administrator” means the Board or the Compensation Committee, as determined by the Board from time to time. In exercising its discretion hereunder, the Board shall endeavor to cause the Administrator to satisfy any requirements applicable to qualify for an exemption available under Rule 16b-3 promulgated under the Exchange Act or any other regulatory or administrative requirements that may be applicable with respect to Awards granted hereunder.

Section 1.2 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, or otherwise.

Section 1.3 “Alternative Award” has the meaning set forth in Section 10.1.

Section 1.4 “Alternative Performance Awards” has the meaning set forth in Section 10.2.

Section 1.5 “Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Award, SAR, Dividend Equivalent or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

Section 1.6 “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.

Section 1.7 “Board” means the Board of Directors of the Company.

Section 1.8 [Reserved]

Section 1.9 “Cause” means, unless otherwise provided in the Award Agreement, any of the following: (A) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or comparable classification in a jurisdiction that does not use these terms); (b) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law with respect to a material portion of the Participant’s work duties; (c) the Participant’s willful or grossly negligent failure to perform his or her material employment-related duties for the Company Group, or willful misconduct in the performance of such duties; (d) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (e) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (f) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound; provided that in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Cause” has the meaning, if any, specified in such agreement. A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

Section 1.10 “Change in Control” means the first to occur of any of the following events after the Effective Date:

(a) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(b) the individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

in each case, provided that, as to Awards subject to Section 409A of the Code, the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

Section 1.11 “Change in Control Price” means the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.

Section 1.12 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.13 “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

Section 1.14 “Company Group” means the Company and its direct or indirect Subsidiaries.

Section 1.15 “Compensation Year” means the period from one annual meeting of stockholders to the next following annual meeting of stockholders.

Section 1.16 “Competitive Activity” means a Participant’s material breach of restrictive covenants relating to noncompetition, nonsolicitation (of customers or employees) or preservation of confidential information or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Affiliates is a party.

Section 1.17 “Corporate Event” means, as determined by the Administrator, any transaction or event described in Section 3.3(a) or any unusual or infrequently occurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

Section 1.18 “Director” means a member of the Board or a member of the board of directors of any Subsidiary.

Section 1.19 “Disability” means (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, and (y) for Awards that are subject to Section 409A of the Code, “disability” has the meaning set forth in Section 409A(a)(2)(c) of the Code; provided that with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Disability” has the meaning, if any, specified in such agreement.

Section 1.20 “Dividend Equivalent” means the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

Section 1.21 “Eligible Representative” for a Participant means such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 1.22 “Employee” means any individual classified as an employee by the Company or one of its Subsidiaries.

Section 1.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 1.24 “Executive Officer” means each person who is an officer or employee of the Company or any of its Subsidiaries and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

Section 1.25 “Fair Market Value” means, unless otherwise determined by the Administrator from time to time, the closing transaction price of a Share as reported on the NASDAQ Stock Market LLC on the date as of which such value is being determined or, if Shares are not listed on the NASDAQ Stock Market LLC, the closing transaction price of a Share on the principal national stock exchange on which Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Administrator by whatever means or method as the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

Section 1.26 “Good Reason” means, unless otherwise provided in the Award Agreement, a material reduction in the Participant’s base salary or a material reduction in the Participant’s target annual cash incentive compensation opportunity, in each case, other than (a) any isolated or inadvertent failure by the Company or the applicable Subsidiary that is not in bad faith and is cured within thirty (30) business days after the Participant gives the Company or the applicable Subsidiary notice of such event or (b) a reduction of 10% or less which is applicable to all employees in the same salary grade as the Participant; provided that in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Good Reason” has the meaning, if any, specified in such agreement.

Section 1.27 “Incentive Stock Option” means an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.

Section 1.28 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

Section 1.29 “Option” means an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

Section 1.30 “Participant” means any Service Provider who has been granted an Award pursuant to the Plan.

Section 1.31 “Performance Award” means a Performance Shares or a Performance Unit.

Section 1.32 “Performance Cycle” means the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 1.33 “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 6.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 1.34 “Performance Share” means an Award granted pursuant to Article VI of the Plan of a Share or a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 1.35 “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article VI of the Plan, payable in cash or in Shares upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 1.36 “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

Section 1.37 “Replacement Awards” means Shares or Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its Subsidiaries.

Section 1.38 “Restricted Stock” means an Award granted pursuant to Section 5.1.

Section 1.39 “Restricted Stock Unit” means an Award granted pursuant to Section 5.2.

Section 1.40 “Securities Act” means the Securities Act of 1933, as amended.

Section 1.41 “Service Provider” means an Employee, Director or consultant of the Company or any of its Subsidiaries.

Section 1.42 “Share” means a share of Company Common Stock.

Section 1.43 “Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or Shares equal to the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date).

Section 1.44 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

Section 1.45 “Termination of employment,” “termination of service” and any similar term or terms means, with respect to a Director who is not an Employee of the Company or any Subsidiary, the date upon which such Director ceases to be a member of the Board or of the board of directors of any Subsidiary, with respect to a consultant of the Company or any of its Subsidiaries, the date upon which such consultant ceases to provide services to the Company and its Subsidiaries and, with respect to an Employee, the date he or she ceases to be an Employee; provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. Unless otherwise determined by the Administrator, a “termination of employment” or “termination of service” shall not occur if an Employee, consultant or Director, immediately upon ceasing to provide services in such capacity, commences to or continues to provide services to the Company or any of its Affiliates in another of such capacities.

Article II
ADMINISTRATION

Section 2.1 Powers of the Administrator. The Plan shall be administered by the Administrator. The Administrator shall have the sole and complete authority and discretion to: (i) determine the type or types of Awards to be granted to each Participant; (ii) select the Service Providers to whom Awards may from time to time be granted; (iii) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her; (iv) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (v) approve forms of agreement for use under the Plan, which need not be identical for each Service Provider; (vi) determine the terms and conditions of any Awards (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the Company Common Stock relating thereto) based in each case on such factors as the Administrator shall determine; (vii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans (as defined in Section 2.4) established for the purpose of satisfying applicable foreign laws; (viii) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered; (ix) suspend or accelerate the vesting of any Award granted under the Plan or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Company Common Stock relating thereto; (x) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and (xi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan. Any determination made by the Administrator under the Plan, including, without limitation, under Section 3.3, shall be final, binding and conclusive on all Participants and other persons having or claiming any right or interest under the Plan. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 2.2 Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Subsidiaries any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or non-employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with applicable law.

Section 2.3 Expenses, Professional Assistance, No Liability. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may elect to engage the services of attorneys, consultants, accountants or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

Section 2.4 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Employees employed and consultants who provide services outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company or an Affiliate of the Company, do not constitute regular or periodic payments and (y) except as otherwise required under applicable laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and determine if such payments may be made in a lump sum or in installments.

Article III
SHARES SUBJECT TO PLAN

Section 3.1 Shares Subject to Plan.

(a) Subject to Section 3.3 and Section 3.6, the aggregate number of Shares which may be issued under this Plan shall initially equal 5,000,000 shares, and will automatically increase on January 1st of each year for a period of seven years commencing on January 1, 2026 and ending on (and including) January 1, 2032, in an amount equal to ten percent (10%) of the total shares of Company Common Stock outstanding on the last day of the immediately preceding fiscal year (the “Evergreen Measurement Date”); provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock (the “Share Limit”). All of the Shares reserved under the Plan may be issued in the form of Incentive Stock Options under the Plan, subject to the limitation set forth in Section 3.6. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise, (x) Awards may not consist of fractional shares and shall be rounded down to the nearest whole Share, and (y) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).

(b) If any Award or portion thereof under this Plan is for any reason forfeited, canceled, cash-settled, expired or otherwise terminated without the issuance of Shares, the Shares subject to such forfeited, canceled, cash-settled, expired or otherwise terminated Award, or portion thereof, shall again be available for grant under the Plan. If Shares are tendered or withheld from issuance with respect to an Award by the Company in satisfaction of any Exercise Price, Base Price or tax withholding or similar obligations, such tendered or withheld Shares shall again be available for grant under the Plan. Notwithstanding the foregoing, and except to the extent required by applicable law, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.

Section 3.2 Limitation on Non-Employee Director Awards. The maximum number of Shares subject to Awards granted during a single Compensation Year to any non-employee Director, taken together with any cash fees paid during the Compensation Year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed (i) $500,000 in total value; or (ii) in the event such non-employee Director is first appointed or elected to the Board during such Compensation Year, $750,000 in total value, or (iii) in the event such non-employee Director is serving as non-employee Chairperson (or co-Chairperson) of the Board, $750,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Section 3.3 Changes in Company Common Stock; Disposition of Assets and Corporate Events.

(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan, the ISO Limit, and the number, class and Exercise Price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 3.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Administrator), and (if applicable) the Exercise Price or Base Price thereof shall be rounded up to the nearest cent.

(b) Any adjustment of an Award pursuant to this Section 3.3 shall be effected in compliance with Section 424 and 409A of the Code to the extent applicable.

Section 3.4 Award Agreement Provisions. The Administrator may include such provisions and limitations in any Award Agreement as it shall determine, subject to the terms of the Plan.

Section 3.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by the stockholders of the Company or (ii) pursuant to Section 3.3 as a result of any Corporate Event or pursuant to Article XI in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price of any outstanding Option or Base Price or any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the Exercise Price or Base Price thereof is in excess of the then-current Fair Market Value of Share.

Section 3.6 Maximum Number of Incentive Stock Options. Notwithstanding the Share Limit, and subject to adjustment in accordance with Section 3.3 hereof, the maximum number of Shares that may be granted in connection with, and issued pursuant to the exercise of, Incentive Stock Options granted under this Plan is 100,000,000 shares (the “ISO Limit”).

Article IV
OPTIONS AND SARS

Section 4.1 Grant of Options and SARs. The Administrator is authorized to make Awards of Options and/or SARs to any Service Provider in such amounts and subject to such terms and conditions as determined by the Administrator, consistent with the Plan. SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Exercise Price”) and the Base Price of each SAR shall be not less than 100% of the Fair Market Value of a Share on the date such Option or SAR is granted. Each Option and each SAR shall be evidenced by an Award Agreement.

Section 4.2 Exercisability and Vesting; Exercise. Each Option and SAR shall vest and become exercisable according to the terms and conditions as determined by the Administrator. Except as otherwise determined by the Administrator, SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable. The Administrator shall specify the manner of and any terms and conditions of exercise of an exercisable Option or SAR, including but not limited to net-settlement, delivery of previously owned stock and broker-assisted sales.

Section 4.3 Settlement of SARs. Upon exercise of a SAR, the Participant shall be entitled to receive payment in Shares, or such other form as determined by the Administrator, having an aggregate value equal to the Fair Market Value of one Share on the exercise date over (ii) the Base Price of such SAR; provided, however, that on the grant date, the Administrator may establish a maximum amount per Share that may be payable upon exercise of a SAR.

Section 4.4 Expiration of Options and SARs. No Option or SAR may be exercised after the expiration of ten (10) years from the date the Option or SAR was granted, unless a longer or shorter period is set forth in the Award Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option or SAR (x) the exercise of the Option or SAR is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement (to the extent permissible under Section 409A of the Code) and provided further that no extension will be made if the applicable Exercise Price or Base Price at the date the initial term would otherwise expire is below the Fair Market Value on such date.

Article V
Restricted Stock Awards AND RESTRICTED STOCK UNIT AWARDS

Section 5.1 Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

Section 5.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator may specify any conditions to vesting as it deems appropriate. For the avoidance of doubt, the Administrator may grant Restricted Stock Units that are fully vested and nonforfeitable when granted. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units. Unless otherwise provided in an Award Agreement, on the settlement date, the Company shall, subject to the terms of this Plan, transfer to the Participant one Share (or a cash amount equal to the then Fair Market Value of a Share) for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Restricted Stock Units awarded pursuant to the Plan will receive Dividend Equivalents in accordance with Article VIII.

Article VI
Performance AWARDS

Section 6.1 Grant of Performance Awards. The Administrator is authorized to make Performance Awards to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.

Section 6.2 Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Awards; the number of Performance Shares, the number and value of Performance Units; the cash entitlement of any Participant with respect to any Performance Cycle; and the Performance Goals applicable in respect of such Performance Awards for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions as the Administrator shall determine. Unless the Administrator shall determine otherwise, no Company Common Stock will be issued at the time an Award of Performance Shares is made. The Company shall not be required to set aside a fund for the payment of Performance Awards.

Section 6.3 Earned Performance Awards. Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine or as set forth in an Award Agreement. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Awards on such other conditions as the Administrator shall determine. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Award.

Section 6.4 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Awards (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Awards have been issued to such Participant or his or her beneficiary. Performance Shares as to which Shares are issued prior to the end of the Performance Cycle shall, during such period, be subject to such restrictions on transferability and other restrictions as the Administrator may impose. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Performance Awards awarded pursuant to the Plan will receive Dividend Equivalents settled in Shares in accordance with Article VIII.

Section 6.5 Performance Goals and Related Provisions. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Cycle or for a Performance Award to be earned or vested. The Administrator may provide for a threshold level of performance below which no amount of compensation will be paid and a maximum level of performance above which no additional amount of compensation will be paid under the Plan, and it may provide for the payment of differing amounts of compensation for different levels of performance. Performance Goals may be established on a Company-wide basis, with respect to one or more business units, divisions, Subsidiaries or products or based on individual performance measures, and may be expressed in absolute terms or relative to other metrics including internal targets or budgets, past performance of the Company, the performance of one or more similarly situated companies, performance of an index, outstanding equity or other external measures. In the case of earning-based measures, performance goals may include comparisons relating to capital (including but limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance Goals may also be subject to such other terms and conditions as the Administrator may determine appropriate. The Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company; changes in applicable tax laws or accounting principles; other extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; impairments and/or such other factors as the Administrator may determine.

Section 6.6 Determination of Attainment of Performance Goals. As soon as practicable following the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall determine the number of Performance Shares or other Performance Awards and the number and value of Performance Units or the amount of any cash entitlement, in each case that has been earned or vested.

Section 6.7 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares, earned Performance Units and earned cash entitlements shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s determination under Section 6.6 above and (unless an applicable Award Agreement shall set forth one or more other dates) in any event no later than the earlier of (i) ninety (90) days after the end of the fiscal year in which the Performance Cycle has ended and (ii) ninety (90) days after the expiration of the Performance Cycle. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s determination under Section 6.6 above or such other date specified in the Award Agreement. The Administrator may, in an Award Agreement with respect to the Award or delivery of Shares, condition the vesting of such Shares on the performance of additional service.

Section 6.8 Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

Article VII
OTHER Stock-Based Awards

Section 7.1 Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards and fully vested stock awards, including grants of fully vested Shares (collectively, “Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine, including without limitation the payment of cash bonuses or other incentives in the form of Stock-Based Awards. Unless otherwise determined by the Administrator, all Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company, any Affiliate or any Subsidiary or in satisfaction of any obligation of the Company, any Affiliate or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Article VIII
Dividend Equivalents

Section 8.1 Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. Notwithstanding the terms of this Section 8.1, no Dividend Equivalents shall be granted with respect to Options or SARs. The grant date of any Dividend Equivalents will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by applicable laws as the Administrator shall determine. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided, that, unless the Administrator shall determine otherwise in an Award Agreement, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

Article IX
Termination and Forfeiture

Section 9.1 Termination for Cause; Post-Service Competitive Activity. Unless otherwise set forth in the Award Agreement, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity following the Participant’s termination of employment or service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause or engagement in Competitive Activity) shall be immediately forfeited and canceled, effective as of the date of the termination or engagement in Competitive Activity. If the Participant engages in Competitive Activity following the termination, any portion of the Participant’s Awards that became vested after termination, and any Shares or cash issued upon exercise or settlement of such Awards, shall be immediately forfeited, canceled, and disgorged or paid to the Company together with all gains earned or accrued due to the sale of Shares issued upon exercise or settlement of such Awards.

Section 9.2 Termination due to Death. Unless otherwise set forth in the Award Agreement, if a Participant’s employment or service terminates by reason of death:

(a) All Options and SARs (whether or not then otherwise exercisable) shall become exercisable in full and the Participant’s Eligible Representative may exercise all such Options and SARs at any time prior to the earlier of (i) the one-year anniversary of the Participant’s death or (ii) the expiration of the term of the Options or SARs; provided that any in-the-money Options and SARs that are still outstanding on the last day of the time period specified in this Section 9.2(a) shall automatically be exercised on such date; and

(b) All other Awards shall immediately vest in full upon the Participant’s death, and Restricted Stock Units and Performance Awards that have not been settled or converted into Shares prior to the Participant’s death shall immediately be settled in Shares. Any Performance Awards that vest as a result of this Section 9.2(b) shall vest and be paid based on target levels of performance.

Section 9.3 Termination due to Disability. Unless otherwise set forth in the Award Agreement, if a Participant’s employment or service terminates by reason of Disability, the Participant shall be treated for purposes of the treatment of the Participant’s Awards under this Section 9.3 as though the Participant continued in the employ or service of the Company and all unvested Awards shall remain outstanding and vest, or in the case of Options and SARs, vest and become exercisable, in accordance with the terms set forth in the applicable Award Agreement. Any Options or SARs granted to such Participant that are exercisable at the date of termination by reason of Disability or that thereafter become exercisable by reason of the operation of the immediately preceding sentence may be exercised at any time prior to the earlier of (i) the fifth anniversary of the Participant’s termination for Disability or (ii) the expiration of the term of such Options or SARs.

Section 9.4 Involuntary Termination Without Cause. Unless otherwise set forth in the Award Agreement, if a Participant’s employment or service is involuntarily terminated without Cause:

(a) All Options and SARs that are unvested shall be immediately forfeited and canceled, effective as of the date of the termination, and all Options and SARs that are vested shall remain outstanding and exercisable until the earlier of (i) 30 days after the effective date of the termination under this Section 9.4 or (ii) the expiration of the term of such Options or SARs; and

(b) All Awards of Restricted Stock or Restricted Stock Units that are unvested shall be immediately forfeited and canceled, effective as of the date of the termination; and

(c) Provided that the Participant signs a general release and waiver of claims in the form provided by the Administrator and does not exercise any rights to revoke such release, the Participant shall retain a portion of any unvested Performance Awards granted earlier than one year prior to the termination under this Section 9.4 equal to, for each grant of Performance Awards, the number of Performance Shares or Performance Units specified in the Award Agreement multiplied by the quotient of (i) the number of full months elapsed between the grant date in respect of such Performance Awards and the effective date of the termination under this Section 9.4 over (ii) the total number of months in the Performance Cycle. Such retained Performance Awards will remain outstanding and vest subject to the attainment of the applicable Performance Goals in respect thereof. Any Performance Awards that do not vest pursuant to this Section 9.4(c) shall be immediately forfeited and canceled, effective as of the date of the termination.

Section 9.5 Termination for Any Other Reason. Unless otherwise set forth in the Award Agreement, if a Participant’s employment or service terminates for any reason other as set forth in Sections 9.1 (other than post-service Competitive Activity) through 9.4:

(a) All Options and SARs that are unvested shall be immediately forfeited and canceled, effective as of the date of the termination, and all Options and SARs that are vested shall remain outstanding and exercisable until the earlier of (i) 30 days after the effective date of the termination under this Section 9.5 or (ii) the expiration of the term of such Options or SARs; and

(b) All other Awards that are unvested or have not otherwise been earned shall be immediately forfeited and canceled, effective as of the date of termination.

Section 9.6 Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with applicable law and the provisions of this Plan.

Section 9.7 Forfeiture and Recoupment of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. Participants shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 9.7 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

Section 9.8 Clawbacks. Awards shall be subject to any generally applicable clawback policy adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with applicable law.

Article X
CHANGE IN CONTROL

Section 10.1 Alternative Award. Unless otherwise provided in an Award Agreement, and other than with respect to the Performance Award Conversion, no cancellation, acceleration or other payment shall occur in connection with a Change in Control pursuant to Section 10.3 with respect to any Award or portion thereof as a result of the Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (i) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change in Control, including an equal or better vesting schedule and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof and a post-termination exercise period extending until at least the fifth anniversary of the Participant’s termination (or, if earlier, the expiration of the term of such stock options); (ii) have terms such that if a Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with Good Reason) terminated within the twenty-four (24) months following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Board prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value (as determined by the Administrator) to the value in clause (1).

Section 10.2 Performance Award Conversion. Unless otherwise provided in an Award Agreement, upon a Change in Control, then-outstanding Performance Awards shall be modified to remove any Performance Goals applicable thereto and to substitute, in lieu of such Performance Goals, vesting solely based on the requirement of continued service through, as nearly as is practicable, the date(s) on which the satisfaction of the Performance Goals would have been measured if the Change in Control had not occurred (or, if applicable, the later period of required service following such measurement date) (such Awards, the “Alternative Performance Awards”), with such service-vesting of the Alternative Performance Awards to accelerate upon the termination of service of the holder prior to such vesting date(s) thereof, if such termination of service satisfies the requirements of clause (ii) of Section 10.1 hereof. The number of Alternative Performance Awards shall be equal to (i) if less than 50% of the Performance Cycle has elapsed, the target number of Performance Awards, and (ii) if 50% or more of the Performance Cycle has elapsed, a number of Performance Awards based on actual performance through the date of the Change in Control if determinable, or the target, if not determinable (with the Administrator as constituted prior to the Change in Control making any determinations necessary to determine performance and the vesting date(s) thereof). The conversion of the Performance Awards into Alternative Performance Awards is referred to herein as the “Performance Award Conversion”. Following the Performance Award Conversion, the Alternative Performance Awards shall either remain outstanding as Alternative Awards consistent with this Section 10.2 or shall be treated as provided in Section 10.3.

Section 10.3 Accelerated Vesting and Payment. Except as otherwise provided in this Article X or in an Award Agreement, upon a Change in Control:

(a) each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Exercise Price or Base Price;

(b) the vesting restrictions applicable to all other unvested Awards (other than (x) freestanding Dividend Equivalents not granted in connection with another Award and (y) Performance Awards) shall lapse, all such Awards shall vest and become non-forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;

(c) the Alternative Performance Awards shall be canceled in exchange for a payment equal to the Change in Control Price;

(d) all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and

(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.

To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable Exercise Price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent with applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the Award holders consistent with Section 409A of the Code and other applicable laws. Upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the Fair Market Value of the Shares subject to such Options or such SARs is less than or equal to the Exercise Price of such Options or the Base Price of such SARs.

Article XI
OTHER PROVISIONS

Section 11.1 Awards Not Transferable. Except as otherwise determined by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 11.1 shall prevent transfers by will, by the applicable laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Company pursuant to Section 11.13 or, with the prior approval of the Company, estate planning transfers.

Section 11.2 Amendment, Suspension or Termination of the Plan or Award Agreements.

(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that without the approval of the stockholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 3.3, increase the number of Shares subject to the Plan; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require stockholder approval under applicable law. Except as otherwise expressly provided in the Plan, neither the amendment, suspension or termination of the Plan shall, without the written consent of the holder of the Award, materially adversely alter or impair any rights or obligations under any Award theretofore granted.

(b) The Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be materially adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to a Participant’s existing Award Agreement.

(c) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.

Section 11.3 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Affiliates. Nothing in this Plan shall be construed to limit the right of the Company or any of its Affiliates (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 11.4 At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.

Section 11.5 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Affiliates or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 11.6 Term of Plan. The Plan was approved by the Board of Directors of the Company on April 26, 2022 (the “Adoption Date”), subject to stockholder approval. The Plan shall be effective on the date of its approval by the stockholders of the Company at the 2022 annual meeting of stockholders (the “Effective Date”) in accordance with applicable law. No awards shall be issued or granted under this Plan until or unless this Plan is approved by stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11.2, until the tenth (10th) anniversary of the Adoption Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

 Section 11.7 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 11.8 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 11.9 Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Affiliate that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.

Section 11.10 Withholding Taxes. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any such required withholding obligations arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such withholding obligations.

Section 11.11 Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” at the time of the Service Provider’s “separation from service” (as determined under Section 409A of the Code) then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10) day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.

Section 11.12 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its Subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

Section 11.13 Beneficiary Designation. Each Participant under the Plan may from time to time pursuant to procedures approved by the Company name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.